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                                                                   EXHIBIT 10.18

                                   AGREEMENT

                  AGREEMENT, dated as of November 18, 1999, between Riverwood Holding, Inc. (formerly New River Holding, Inc.), a Delaware corporation (the "Company"), and Stephen M. Humphrey (the "Executive").

                  The Company and the Executive hereby agree as follows:

                  1.  Supplemental Payment.

                  (a) In the event that a Change in Control occurs prior to March 26, 2002, and provided that

                  (i) no EBITDA Shortfall shall have occurred under the Credit Agreement and

                  (ii)(x) the Executive remains continuously employed with the Company or one of the Subsidiaries from the date hereof through the date of such Change in Control or (y) if the CD&R Fund and, if applicable, its Affiliates effect a sale or other disposition of all of the Common Stock then held by the CD&R Fund and its Affiliates to one or more persons other than any person who is an Affiliate of the CD&R Fund and thereafter, the Executive's employment is terminated by the Company other than for Cause or by the Executive for Good Reason and such Change in Control occurs within six months of the date of such termination of employment, the Executive shall be entitled to a supplemental payment in an amount equal to the shortfall, if any, between (x) the aggregate value of any Options (as determined by the Board as constituted immediately prior to the Change in Control and without regard to any withholding or other similar taxes) and (y) $10,000,000 (ten million dollars) (the "Supplemental Payment").

                  (b) Subject to Section 2, the Supplemental Payment, if any, shall be payable in full, as soon as reasonably practicable, but in no event later than, 30 days following the Change in Control. Payment of the amount calculated in accordance with the preceding paragraph shall be made, in cash, or in the discretion of or the Board (as constituted immediately prior to the Change in Control) in connection with a transaction that is intended to be a "pooling of interest" transaction, in shares of the stock of the New Employer having an aggregate fair market value equal to such amount (provided that the shares of such New Employer are publicly traded and will be transferable in the hands of the Executive).


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                  (c) Notwithstanding any other provision of this Agreement, no shares of the stock of a New Employer shall be delivered, (A) unless all requisite approvals and consents of any governmental authority of any kind having jurisdiction with respect thereto shall have been secured, (B) unless the delivery of such shares shall be exempt from registration under applicable U.S. federal and state securities laws, and applicable non-U.S. securities laws, or the shares shall have been registered under such laws, and (C) unless all applicable U.S. federal, state and local and non-U.S. tax withholding requirements shall have been satisfied. The Company shall use commercially reasonable efforts to obtain the consents and approvals referred to in clause
(A) of the preceding sentence and to satisfy the withholding requirements referred to in clause (C) of the preceding sentence.

                   (d) No right to a Supplemental Payment may be assigned, transferred, in whole or in part, and may not be, directly or indirectly, offered, transferred, sold, pledged, assigned, alienated, hypothecated or otherwise disposed of or encumbered (including without limitation by gift, operation of law or otherwise) without the consent of the Board, except to a trust, partnership, limited liability company or other entity of which the only beneficiaries, partners or members are members of the Executive's immediate family.

                  (e) Whenever any amount is to be paid with respect to a Supplemental Payment, the Company may require the recipient to remit to the Company an amount sufficient to satisfy any applicable U.S. federal, state and local and non-U.S. tax withholding requirements where the payment is not to be made in cash.

                  2. Automatic Offset. Any amounts otherwise payable to the Executive in respect of a Supplemental Payment shall, without any further action of the Company or the Executive, be applied in full or partial prepayment of any amounts outstanding under the Promissory Note, dated as of November __, 1999 between the Company and Executive.

                  3.  Certain Definitions.

                  As used in this Agreement, the following terms shall have the following meanings:

                  "Affiliate" shall mean, with respect to any person, any other person controlled by, controlling or under common control with such person.

                  "Board" shall mean the Board of Directors of the Company.


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                  "Cause" shall have the meaning assigned to such term in the
         Employment Agreement.

                  "CD&R Fund" shall mean the Clayton, Dubilier & Rice Fund V Limited Partnership, a Cayman Islands exempted limited partnership, and any successor investment vehicle managed by Clayton, Dubilier & Rice, Inc.

                  "Change in Control" shall mean the first to occur of the following events after the date hereof:

                           (i) the acquisition by any person, entity or "group"
                  (as defined in Section 13(d) of the Exchange Act), other than the Company, the Subsidiaries, any employee benefit plan of the Company or the Subsidiaries, the CD&R Fund, any Investor or any Affiliate of the CD&R Fund or of an Investor, of 50% or more of the combined voting power of the Company's or RIC's then out standing voting securities;

                           (ii) the merger or consolidation of the Company or
                  RIC, as a result of which persons who were stockholders of the Company or RIC, as the case may be, immediately prior to such merger or consolidation, do not, immediately thereafter, own, directly or indirectly, more than 50% of the combined voting power entitled to vote generally in the election of directors of the merged or consolidated company;

                           (iii) the liquidation or dissolution of the Company
                  or RIC other than a liquidation of RIC into the Company or into any Subsidiary; and

                           (iv) the sale, transfer or other disposition of all
                  or substantially all of the assets of the Company or RIC to one or more persons or entities that are not, immediately prior to such sale, transfer or other disposition, Affiliates of the Company, RIC, the CD&R Fund or any Investor.

                  "Credit Agreement" shall mean the Credit Agreement, dated as of March 21, 1996, among Riverwood (as successor to RIC Holding, Inc.), the other borrowers party thereto, The Chase Manhattan Bank (formerly known as Chemical Bank), as administrative agent, and the lenders party thereto from time to time, as the same has previously been and may be amended from time to time.


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                  "EBITDA," for any period, shall, have the meaning assigned to such term in the Credit Agreement.

                  "EBITDA Shortfall" shall mean the failure by the Company to maintain the minimum EBITDA specified for any period in Section 8.1 of the Credit Agreement as of the same may be amended from time to time.

                  "Employment Agreement" shall mean the Employment Agreement, dated as March 26, 1997, by and among the Executive, the Company and RIC.

                  "Good Reason" shall have the meaning assigned to such term in the Employment Agreement.

                  "Investors" shall mean each of the investors who purchased shares of Common Stock or shares of Class B Common Stock of the Company concurrently with the consummation of the merger contemplated by the Merger Agreement, and their "specified affiliates," within the meaning of the Stockholders Agreement of the Company, as amended from time to time.

                  "New Employer" shall mean the Executive's employer, or the parent or a subsidiary of the New Employer, immediately following a Change in Control.

                  "Options" shall mean any and all options granted to the Executive to purchase shares of the Company pursuant to any stock or other similar incentive compensation plan.

                  "RIC" shall mean Riverwood International Corporation, a Delaware corporation formerly known as Riverwood International USA, Inc., and any successor thereto.

                  "Subsidiary" shall mean any corporation or other person, a majority of whose outstanding voting securities or other equity interests are owned, directly or indirectly, by the Company.

                  4.  Miscellaneous.

                  (a) Notices. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given if


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delivered personally or sent by certified or express mail, return receipt requested, postage prepaid, or by any recognized international equivalent of such delivery, to the Company, the CD&R Fund or the Executive, as the case may be, at the following addresses or to such other address as the Company, the CD&R Fund or the Executive, as the case may be, shall specify by notice to the others:

                  (i)      if to the Company, to it at:

                           Riverwood Holding, Inc.
                           Suite 1200
                           1105 North Market Street
                           P.O. Box 8985
                           Wilmington, Delaware  19899
                           Attention:  General Counsel

                  (ii) if to the Executive, to the Executive at his address last known.

                  (iii) if to the CD&R Fund, to:

                           Clayton, Dubilier & Rice Fund V
                           Limited Partnership
                           Foulkstone Plaza, Suite 102
                           1403 Foulk Road
                           Wilmington, Delaware 19803
                           Attention:  Joseph L. Rice, III

All such notices and communications shall be deemed to have been received on the date of delivery if delivered personally or on the third business day after the mailing thereof. Copies of any notice or other communication given under this Agreement shall also be given to:

                           Clayton, Dubilier & Rice, Inc.
                           375 Park Avenue
                           New York, New York  10152
                           Attention:  Kevin J. Conway

                  and

                           Debevoise & Plimpton
                           875 Third Avenue
                           New York, New York  10022
                           Attention:  Franci J. Blassberg, Esq.
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The CD&R Fund also shall be given a copy of any notice or other communication between the Executive and the Company under this Agreement at its address as set forth above.

                  (b) Binding Effect; Benefits. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

                  (c)  Waiver; Amendment.

                           (i) Waiver. Any party hereto or beneficiary hereof
                  may by written notice to the other parties (A) extend the time for the performance of any of the obligations or other actions of the other parties under this Agreement, (B) waive compliance with any of the conditions or covenants of the other parties contained in this Agreement and (C) waive or modify performance of any of the obligations of the other parties under this Agreement. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party or beneficiary, shall be deemed to constitute a waiver by the party or beneficiary taking such action of compliance with any representations, warranties, covenants or agreements contained herein. The waiver by any party hereto or beneficiary hereof of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by a party or beneficiary to exercise any right or privilege hereunder shall be deemed a waiver of such party's or beneficiary's rights or privileges hereunder or shall be deemed a waiver of such party's or beneficiary's rights to exercise the same at any subsequent time or times hereunder.

                           (ii) Amendment. This Agreement may not be amended,
                  modified or supplemented orally, but only by a written instrument executed by the Executive and the Company, and (in the case of any amendment, modification or supplement that adversely affects the rights of the CD&R Fund hereunder) consented to by the CD&R Fund in writing.


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                  (d) Assignability. Neither this Agreement nor any right,
remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Company or the Executive without the prior written consent of the other parties and the CD&R Fund.

                  (e) Applicable Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THAT THE CORPORATE LAW OF THE STATE OF DELAWARE SPECIFICALLY AND MANDATORILY APPLIES.

                  (f) Section and Other Headings, etc. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

                  (g) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

                  (h) No Right to Continued Employment. Nothing in this Agreement shall be deemed to confer on the Executive any right to continue in the employ of the Company or any Subsidiary, or to interfere with or limit in any way the right of the Company or any Subsidiary to terminate such employment at any time.

                  (i) Delegation by the Board. All of the powers, duties and responsibilities of the Board specified in this Agreement may, to the full extent permitted by applicable law, be exercised and performed by any duly constituted committee thereof to the extent authorized by the Board to exercise and perform such powers, duties and responsibilities.

                  IN WITNESS WHEREOF, the Company and the Executive have executed this Agreement as of the date first above written.


                            RIVERWOOD HOLDING, INC.


                            By:/s/ Edward W. Stroetz, Jr.
                               --------------------------
                             Name: Edward W. Stroetz, Jr.
                             Title: Secretary


                            STEPHEN M. HUMPHREY

                            By:/s/ Stephen M. Humphrey
                               -----------------------